Exhibit 3.44

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “PANAMA CITY NURSING CENTER LLC” FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2008, AT 3:45 O’CLOCK P.M.

4637627 8100V	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
081225653	AUTHENTICATION:	7051004
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE:	12-29-08

State of Delaware Secretary of State Division or Corporations Delivered 03:57 PM 12/23/2008 FILED 03:45 PM 12/23/2008 SRV 081225653 - 4637627 FILE

CERTIFICATE OF FORMATION
OF
PANAMA CITY NURSING CENTER LLC

          This Certificate of Formation of Panama City Nursing Center LLC (the “LLC”), dated as of December 23, 2008, has been duly executed and is being filed by Carolyn Silva-Quagliato, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101,et seq.).

          FIRST. The name of the limited liability company formed hereby is Panama City Nursing Center LLC (the “LLC”).

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          THIRD. The name and address of the registered agent for service of process on the LLC ins the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

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          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 23rd day of December, 2008.

By:	/s/ Carolyn Silva-Quagliato
Name:	Carolyn Silva-Quagliato
Title:	Authorized Person

I certify that a Certificate of Conversion, was filed on December 23, 2008, converting PANAMA CITY NURSING CENTER, INC., a Florida corporation, into another business entity, as shown by the records of this office.

The document number of the converted entity is 500000092555.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Twenty-fourth day of December, 2008
/s/ Burt S. Browning
Burt S. Browning
Secretary of State

I certify the attached is a true and correct copy of the Certificate of Conversion, filed on December 23, 2008, converting PANAMA CITY NURSING CENTER, INC., a Florida corporation, into another business entity, as shown by the records of this office.

The document number of the converted entity is 500000092555.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Twenty-fourth day of December, 2008
/s/ Burt S. Browning
Burt S. Browning
Secretary of State

COVER LETTER

TO:	Registration Section
Division of Corporations

SUBJECT: Panama City Nursing Center, Inc.

The enclosed Certificate of Conversion and fee(s) are submitted to convert a Florida Profit Corporation into an “Other Business Entity” in accordance with s. 607.1113, F.S.

Please return all correspondence concerning this matter to:

Carolyn Silva-Quagliato
(Contact Person)
CapitalSource Inc.
(Firm/Company)
4445 Willard Avenue, 12th Floor
(Address)
Chevy Chase, MD 20815
(City, State and Zip Code)

For further information concerning this matter, please call:

Carolyn Silva-Quagliato	at (301) 841-2765
(Name of Contact Person)	(Area Code and Daytime Telephone Number)

Enclosed is a check for the following amount:
☐ $35.00 Filing Fee	☐ $43.75 Filing Fee and Certificate of Status	☐ $43.75 Filing Fee and Certified Copy	☒ $52.50 Filing Fee, Certified Copy, and Certificate of Status

STREET ADDRESS: MAILING ADDRESS:

Registration Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301	Registration Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314

Certificate of Conversion
For
Florida Profit Corporation
Into
“Other Business Entity”

This Certificate of Conversion is submitted to convert the following Florida Profit Corporation

1. The name of the Florida Profit Corporation converting into the “Other Business Entity” is: Panama City Nursing Center, Inc.

2. The name of the “Other Business Entity” is: Panama City Nursing Center LLC.

3. The “Other Business Entity” is a limited liability company formed under the laws of Delaware.

4. The above referenced Florida Profit Corporation has converted into an “Other Business Entity” in compliance with Chapter 607, F.S., and the conversion complies with the applicable laws governing the “Other Business Entity.”

5. The plan of conversion was approved by the converting Florida Profit Corporation in accordance with Chapter 607, F.S.

6. The written consent of each shareholder who, as a result of the conversion, is now a member of the surviving entity was obtained pursuant to s. 607.1112(6), F.S.

7. This conversion was effective under the laws governing the “Other Business Entity on: December 23, 2008.

8. This conversion shall be effective in Florida on: December 23, 2008.

9. The “Other Business Entity’s” principal office address, if any:

c/o CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815

10. If the “Other Business Entity” is an out-of-state entity not registered to transact business in Florida, the “Other Business Entity”:

          a.) Appoints the Florida Secretary of State as its agent for service of process in a proceeding to enforce obligations of the converting Florida profit corporation, including any appraisal rights of shareholders of the converting Florida profit corporation under ss. 607.1301-607.1333, Florida Statutes.

          b.) Lists the following street and mailing address of an office, which the Florida Department of State may use for purposes of s. 607.1114(4), Florida Statutes.

Street and Mailing Address:	c/o CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815

11. The “Other Business Entity” has agreed to pay any shareholders having appraisal rights the amount to which they are entitled under ss.607-1301-607.1333, F.S.

Signed this 23rd day of December, 2008

Signature:	/s/ Carolyn Silva-Quagliato

Printed Name:	Carolyn Silva-Quagliato	Title:	Assistant Secretary

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A FLORIDA CORPORATION UNDER THE NAME OF “PANAMA CITY NURSING CENTER, INC.”  TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “PANAMA CITY NURSING CENTER, INC.”  TO “PANAMA CITY NURSING CENTER LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2008, AT 3:45 O’CLOCK P.M.

4637627 8100V	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
081225653	AUTHENTICATION: 7051004
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 12-29-08